Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI ANNOUNCES 2014 ANNUAL MEETING DATE

Tempe, AZ – March 3, 2014 – Mobile Mini, Inc. (Nasdaq GS: MINI) today announced its annual meeting of stockholders will occur on April 30, 2014. The annual meeting will be held at 11:00 am local time at Mobile Mini’s National Sales Center, 7420 South Kyrene Road, Suite 115, in Tempe, Arizona. The record date for determination of stockholders entitled to vote at the annual meeting will be the close of business on March 7, 2014.

About Mobile Mini

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index. For more information visit www.mobilemini.com.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP & CFO		The Equity Group Inc.
Mobile Mini, Inc.		Fred Buonocore (212) 836-9607
(480) 477-0241		Linda Latman (212) 836-9609
www.mobilemini.com

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